Exhibit 99.1

NetScout Systems Reports Financial Results for Third Quarter Fiscal Year 2010

GAAP and Non-GAAP Revenue up 18% Sequentially
GAAP Net Income up 21% Sequentially; Non-GAAP Net Income up 14% Sequentially

WESTFORD, Mass.--(BUSINESS WIRE)--January 21, 2010--NetScout Systems, Inc. (NASDAQ: NTCT)

Q3 FY 2010
	GAAP	Non-GAAP
Revenue	$70.7 million	$70.9 million
Net income	$8.5 million	$10.3 million
Net Income per share	$0.20	$0.25

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its third quarter of fiscal year 2010, ended December 31, 2009.

Total GAAP revenue for the third quarter of fiscal year 2010 was $70.7 million, and non-GAAP revenue was $70.9 million. Non-GAAP revenue excludes the purchase accounting adjustment to reduce the acquired Network General deferred revenue to fair value. Product revenue was $40.8 million on a GAAP and non-GAAP basis. Service revenue was $29.9 million on a GAAP basis and $30.1 million on a non-GAAP basis.

GAAP net income for the quarter was $8.5 million, or net income per diluted share of $0.20. GAAP income from operations was $13.8 million. On a non-GAAP basis, net income was $10.3 million, or $0.25 per diluted share, and non-GAAP income from operations was $16.7 million. Non-GAAP income from operations excludes the purchase accounting adjustment to reduce the acquired Network General deferred revenue to fair value, as well as share-based compensation expenses and amortization of acquired intangible assets. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation of GAAP to non-GAAP results is included in the attached financial tables.

“Our sequentially stronger third quarter results were consistent with the full year guidance that we issued in April and revised in October last year, reflecting our normal bookings seasonality and the beginning of an improving economic climate. We saw strong orders from telecommunications service providers, primarily wireless carriers, making that vertical our largest bookings contributor for the first time. Telecommunications combined with our other high growth verticals – financial services and government – accounted for seventy percent of total bookings. Driven by these verticals, we have seen a strengthening of our twelve month pipeline,” said Anil Singhal, President and CEO of NetScout Systems. “We are focused on extending our competitive advantage across our major verticals and will continue to invest to accelerate growth. We are dedicated to building market share with new products for the wireless service provider and financial markets together with expanding our market reach through a larger sales force. As we invest for future long term growth we remain committed to managing expenses prudently to maintain our strong margins and cash flow.”

Third Quarter Financial Highlights:

  GAAP revenue decreased 2% year-over-year and increased 18% sequentially. Non-GAAP revenue decreased 4% year-over-year and increased 18% sequentially.
  GAAP product revenue decreased 5% year-over-year and increased 33% sequentially. Non-GAAP product revenue decreased 6% year-over-year and increased 33% sequentially.
  GAAP service revenue increased 3% year-over-year and sequentially. Non-GAAP service revenue decreased 3% year-over-year and increased 2% sequentially.
  GAAP operating margin was 20% up 2 points from 18% a year ago and flat sequentially. Non-GAAP operating margin was 24%, down 1 point from 25% a year ago and sequentially.
  As of December 31, 2009, total cash and cash equivalents and short and long-term marketable securities were $151.3 million, up $8.5 million from $142.8 million as of the end of the prior quarter.

Company Highlights:

In the third quarter NetScout released two new software products: nGenius® Subscriber Intelligence and nGenius Virtual Agent.

  Recently we announced the availability of nGenius Subscriber Intelligence, a new software module targeted at wireless service providers for monitoring data traffic on next generation mobile IP networks. nGenius Subscriber Intelligence provides mobile operators a comprehensive session-oriented view of the subscribers’ experience for voice, video and data services as mobile data traffic continues to skyrocket.
  During the quarter we began shipping nGenius Virtual Agent software, extending service delivery visibility into applications contained within virtual computing environments. nGenius Virtual Agent works with our widely deployed nGenius Probe technology, providing high-performance packet-flow monitoring and analysis capabilities deeper into the data center and private clouds — enabling the IT organization to regain end-to-end visibility of application traffic from within virtual servers.

Guidance

For the fiscal year ending March 31, 2010, NetScout is today narrowing the revenue guidance range and raising the low end of the guidance range for net income per diluted share. GAAP revenue is now expected to be in the range of $259 to $262 million and non-GAAP revenue between $260 million to $263 million. This guidance implies that fourth quarter GAAP and non-GAAP revenue will be in the range of $70 million to $73 million. For fiscal year 2010, GAAP net income per diluted share is now expected to be in the range of $0.69 to $0.73 and non-GAAP net income per diluted share is expected to be between $0.88 and $0.92. Accordingly, implied fourth quarter GAAP net income per diluted share will be in the range of $0.18 and $0.22 and non-GAAP net income per diluted share is expected to be between $0.22 and $0.26. The fiscal year 2010 non-GAAP revenue expectation excludes the Network General purchase accounting adjustment of approximately $1.3 million that reduces Network General’s deferred revenue to fair value and the non-GAAP net income per diluted share expectation excludes the deferred revenue purchase accounting adjustment, as well as share-based compensation expenses of approximately $5.5 million, amortization of acquired intangible assets of approximately $5.9 million, and the related impact of these adjustments on the provision for income taxes of $4.8 million.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the period where GAAP results are affected by the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 50944837. A replay of the call will be available after 7:30 p.m. ET on January 21 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 50944837.

About NetScout Systems

NetScout Systems, Inc. is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 25 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout Systems is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and subsequent Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2010 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2009	2008	2009	2008
Revenue:
Product	$40,774	$42,940	$99,796	$117,370
Service	29,941	29,110	88,672	84,148
Total revenue	70,715	72,050	188,468	201,518

Cost of revenue:
Product	9,924	10,755	25,472	33,158
Service	5,481	5,271	14,974	15,551
Total cost of revenue	15,405	16,026	40,446	48,709

Gross profit	55,310	56,024	148,022	152,809

Operating expenses:
Research and development	9,181	9,900	27,069	30,208
Sales and marketing	26,328	25,219	69,806	75,017
General and administrative	5,475	7,149	15,309	19,760
Amortization of acquired intangible assets	490	490	1,471	1,471
Total operating expenses	41,474	42,758	113,655	126,456

Income from operations	13,836	13,266	34,367	26,353
Interest and other income (expense), net	(862)	(1,267)	(2,296)	(4,448)

Income before income tax expense	12,974	11,999	32,071	21,905
Income tax expense	4,433	4,064	11,207	7,531
Net income	$8,541	$7,935	$20,864	$14,374

Basic net income per share	$0.21	$0.20	$0.52	$0.37
Diluted net income per share	$0.20	$0.20	$0.50	$0.35
Weighted average common shares outstanding used in computing:
Net income per share - basic	40,684	39,334	40,463	39,164
Net income per share - diluted	42,041	40,506	41,657	40,707

NetScout Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31		December 31
	2009	2008	2009	2008

GAAP Revenue	$70,715	$72,050	$188,468	$201,518
Product deferred revenue fair value adjustment	13	239	31	1,850
Service deferred revenue fair value adjustment	196	1,863	1,174	9,169
Non-GAAP revenue	$70,924	$74,152	$189,673	$212,537

GAAP Gross profit	$55,310	$56,024	$148,022	$152,809
Deferred revenue fair value adjustment	209	2,102	1,205	11,019
Shared-based compensation expense (1)	78	84	247	231
Amortization of acquired intangible assets (2)	995	995	2,985	3,002
Integration expense (3)	-	37	-	323
Non-GAAP Gross profit	$56,592	$59,242	$152,459	$167,384

GAAP Income from operations	$13,836	$13,266	$34,367	$26,353
Deferred revenue fair value adjustment	209	2,102	1,205	11,019
Shared-based compensation expense (1)	1,207	1,222	3,774	3,601
Amortization of acquired intangible assets (2)	1,485	1,485	4,456	4,473
Integration expense (3)	-	281	-	1,370
Non-GAAP Income from operations	$16,737	$18,356	$43,802	$46,816

GAAP Net income	$8,541	$7,935	$20,864	$14,374
Deferred revenue fair value adjustment	209	2,102	1,205	11,019
Shared-based compensation expense (1)	1,207	1,222	3,774	3,601
Amortization of acquired intangible assets (2)	1,485	1,485	4,456	4,473
Integration expense (3)	-	281	-	1,370
Income tax adjustments (4)	(1,102)	(1,934)	(3,585)	(7,776)
Non-GAAP Net income	$10,340	$11,091	$26,714	$27,061

GAAP Diluted Net income per share	$0.20	$0.20	$0.50	$0.35
Share impact of non-GAAP adjustments identified above	0.05	0.07	0.14	0.31
Non-GAAP Diluted net income per share	$0.25	$0.27	$0.64	$0.66

Shares used in computing non-GAAP diluted net income per share	42,041	40,506	41,657	40,707

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$27	$27	$84	$80
Cost of service revenue	51	57	163	151
Research and development	291	278	911	889
Sales and marketing	493	532	1,594	1,573
General and administrative	345	328	1,022	908
Total share-based compensation expense	$1,207	$1,222	$3,774	$3,601

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of Product Revenue	$995	$995	$2,985	$3,002
Operating expenses	490	490	1,471	1,471
Total amortization expense	$1,485	$1,485	$4,456	$4,473

(3) Integration expense included in these amounts is as follows:
Cost of product revenue	$-	$-	$-	$141
Cost of service revenue	-	37	-	182
Research and development	-	69	-	246
Sales and marketing	-	77	-	276
General and administrative	-	98	-	525
Total integration expense	$-	$281	$-	$1,370

(4) Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31	March 31
	2009	2009

Assets
Current assets:
Cash and cash equivalents	$66,524	$82,222
Marketable securities	49,412	24,162
Accounts receivable, net	57,650	39,827
Inventories	8,728	6,850
Refundable income taxes	6,788	8,389
Deferred income taxes	2,897	2,796
Prepaid expenses and other current assets	4,667	4,939

Total current assets	196,666	169,185

Fixed assets, net	11,604	13,848
Goodwill	128,177	128,177
Acquired intangible assets, net	55,154	59,610
Deferred income taxes	32,713	34,941
Long-term marketable securities	35,349	29,528
Other assets	1,813	1,445
Total assets	$461,476	$436,734

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,484	$6,385
Accrued compensation	17,884	23,156
Accrued other	5,020	5,407
Income taxes payable	6,196	1,702
Long-term debt, current portion	10,000	10,000
Deferred revenue	72,584	70,815

Total current liabilities	120,168	117,465

Other long-term liabilities	632	771
Accrued long-term retirement benefits	1,586	1,330
Long-term deferred revenue	12,914	8,937
Long-term debt, net of current portion	71,856	82,500
Total liabilities	207,156	211,003

Stockholders' equity:
Common stock	45	45
Additional paid-in capital	200,943	192,844
Accumulated other comprehensive loss	(1,835)	(1,461)
Treasury stock	(28,939)	(28,939)
Retained earnings	84,106	63,242

Total stockholders' equity	254,320	225,731

Total liabilities and stockholders' equity	$461,476	$436,734

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com